EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 for Daktronics, Inc. 2002 Employee Stock Purchase Plan, the 2001 Incentive Stock Option Plan, the 2001 Outside Directors Stock Option Plan, the 1993 Stock Option Plan and Outside Directors Stock Option Plan and Daktronics, Inc. 401(k) Profit Sharing Plan and Trust, and to the Registration Statement on Form S-3 relating to the sale of no par value common stock, and in the related Prospectuses of our reports, dated June 7, 2002, with respect to the consolidated financial statements of Daktronics, Inc. and subsidiaries as of April 27, 2002, and for the years ended April 27, 2002 and April 28, 2001, and the schedule included in the Annual Report on Form 10-K for the years ended April 27, 2002 and April 28, 2001.


/s/ McGladrey & Pullen, LLP
Sioux Falls, South Dakota
June 25, 2003



          INDEPENDENT AUDITOR'S REPORT ON FINANCIAL STATEMENT SCHEDULES


To the Board of Directors
Daktronics, Inc.
Brookings, South Dakota

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole as of and for the years ended April 27, 2002 and April 28, 2001. The consolidated supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic consolidated financial statements. The 2002 and 2001 information in the schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements as of and for the years ended April 27, 2002 and April 28, 2001, and in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/ McGladrey & Pullen, LLP
Sioux Falls, South Dakota
June 7, 2002


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